UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	33-02224120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

Royale Energy Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          ☐

Introductory Note

On March 7, 2018, Royale Energy Holdings, Inc. (“New Royale”), Royale Energy, Inc. (“Royale”), and Matrix Oil Management Corporation (“Matrix”) and its affiliates were notified by the California Secretary of State of the filing and acceptance of agreements of merger by the California Secretary of State, to complete the previously announced merger between the companies (the “Merger”).  In the Merger, Royale was merged into a newly formed subsidiary of New Royale, and Matrix was merged into a second newly formed subsidiary of New Royale pursuant to the Amended and Restated Agreement and Plan of Merger among Royale, Royale Energy Holdings, Inc. (“New Royale”), Royale Merger Sub, Inc., (“Royale Merger Sub”), Matrix Merger Sub, Inc., (“Matrix Merger Sub”) and Matrix (the “Merger Agreement”) .  Additionally, in connection with the merger, all limited partnership interest of two limited partnership affiliates of Matrix (Matrix Permian Investments, LP, and Matrix Las Cienegas Limited Partnership), were exchanged for New Royale common stock using conversion ratios according to the relative values of each partnership.  All Class A limited partnership interests of another Matrix affiliate, Matrix Investments, LP (“Matrix Investments”) were exchanged for New Royale Common stock using conversion ratios according to the relative value of the Class A limited partnership interests, and $20,124,000 of Matrix Investments preferred limited partnership interests were converted into 2,012,400 shares of Series B Convertible Preferred Stock of New Royale.  Another Matrix affiliate, Matrix Oil Corporation (“Matrix Operator”), was acquired by New Royale by exchanging New Royale common stock for the outstanding common stock of Matrix Oil Corporation using a conversion ratio according to the relative value of the Matrix Oil Corporation common stock.  Matrix, Matrix Oil Corporation and the three limited partnership affiliates of Matrix called the “Matrix Entities.”

The Merger had been previously approved by the respective holders of all outstanding capital stock of Royale, Matrix, New Royale, Matrix Merger Sub and Royale Merger Sub on November 16, 2018, as previously reported in a Current Report on Form 8-K filed by Royale dated November 16, 2017.  This Current Report on Form 8-K (the “Current Report”) describes the actions of the companies that were taken to complete the Merger.

Item 1.01.          Entry into a Material Definitive Agreement

Exchange Agreements

On March 1, 2018, in connection with the Merger and as required by the Merger Agreement, New Royale entered into the following exchange transactions.

1.
all the limited partnership interests of (A) Matrix Investments, L.P., a California limited partnership (other than its preferred limited partnership interests), (B) Matrix Las Cienegas Limited Partnership, a California limited partnership, and (C) Matrix Permian Investments, LP, a Texas limited partnership (collectively, the “Matrix LPs”), will be assigned to Holdings in exchange for Holdings common stock  pursuant to the terms and conditions of certain exchange agreements in the form attached as exhibits to the Merger Agreement (collectively, the “Matrix LP Exchange Agreements”).  In each of these exchanges, the holders of such limited partnership interests of the Matrix LPs (each a “Matrix LP Holder” and collectively, the “Matrix LP Holders”) will receive, respectively, a number of shares of Holdings common stock equal to the product of the Aggregate Royale Number multiplied by such Matrix LP Holder’s proportionate share of such limited partnership interests (based on such holder’s ownership percentage of all outstanding limited partnership interests of such Matrix LP other than preferred limited partnership interests) multiplied by applicable allocation factor for the applicable Matrix LP which is set forth below:

Holders of Matrix LP	Allocation Factor
Matrix Investments, L.P.	0.0899252
Matrix Las Cienegas Limited Partnership	0.1900080
Matrix Permian Investments, LP	0.1002063

2.
all the outstanding capital stock of Matrix Operator will be assigned to Holdings in exchange for Holdings common stock, in which the holders of the capital stock of Matrix Operator will receive, in the aggregate, a number of shares of Holdings common stock equal to the product of the Aggregate Royale Number multiplied by 0.000015;

3.
$20,124,000 of preferred limited partnership interests (based on adjusted capital accounts of the holders) issued by Matrix Investments will be exchanged for shares of Holdings’ newly created Series B 3.5% Convertible Preferred Stock.  Pursuant to the terms and conditions set forth in the exchange agreement between the holders of Matrix preferred limited partnership interests  and Holdings, each $10.00 of adjusted capital account of Matrix Preferred Interests outstanding immediately prior to consummation of the Mergers shall be exchanged for one (1) validly issued, fully paid and nonassessable share of Series B Preferred Stock. The Series B Preferred Stock is subject to the terms and conditions of the certificate of designation to be filed with the Delaware Secretary of State and will carry an initial liquidation preference of $10.00 per share, resulting in an aggregate liquidation preference of $20,124,000 for all outstanding shares of Series B Preferred Stock immediately following closing. Each share of Series B Preferred Stock will initially be convertible into ten (10) shares of Holdings common stock at the election of the holder.

The exchange agreements are attached as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 to this Current Report and are incorporated herein by reference.

Consent of Matrix’s Secured Lender to Merger

On February 28, 2018, New Royale, Royale, Matrix and the Matrix Entities entered into a Consent to Merger, Joinder, Waiver And Fourth Amendment to Term Loan Agreement with Arena in which Arena consents to the Merger (the “Consent”) as required by the loan agreement between Matrix, its affiliates and the secured lenders (the “Loan Agreement”) and the Merger Agreement.  The Consent advances the maturity date of the Loan Agreement to April 15, 2018, from its original maturity date of June 30, 2018, and it has material terms which affect New Royale, Royale, Matrix, the Matrix Holders, the Matrix Operator and the Matrix Preferred Holders.  These terms include:

•
Arena waives certain defaults which have occurred under the loan agreement with the secured lenders, including (1) their failure to satisfy the Current Ratio financial covenant under the Loan Agreement for the months ending November 30, 2017 and December 31, 2017, and (2) failure to eliminate unsecured Indebtedness more than sixty (60) days beyond the invoice date, as required under the Loan Agreement.

•
New Royale and Royale will assume certain obligations to the secured lenders under the security agreement previously entered by Matrix and its affiliates under the Loan Agreement including the shares of Royale, Matrix and its affiliates and the pledges of the assets of Royale and New Royale to secure the Loan Agreement (excepting certain obligations of Royale incurred prior to execution of the Consent).

•
The borrowers under the Loan Agreement will pay a non-refundable amendment fee to Arena of $200,000, which shall be added to the principal balance of the loan and will pay the expenses of Arena, including legal fees, incurred in connection with entering into the Consent.

•	The interest rate under the Loan Agreement is increased by 5%, to the Adjusted LIBO Rate plus 14%.

•
On or before March 15, 2018, the borrowers under the Loan Agreement will either raise an additional $2 million in cash equity or retain an asset advisor firm acceptable to Agent to initiate the sale of Matrix, Royale and New Royale as structured after giving effect to the Merger.

•	The borrowers, Royale and New Royale will provide additional documents and information to Arena as Arena may reasonably request.

Copies of the Consent and related security agreement are attached as Exhibit 10.6 and 10.7 to this Current Report and are incorporated herein by reference.  The Consent contains customary representations and warranties by the borrowers, Royale and New Royale.

Settlement Agreement with Convertible Note Holder

In addition, Royale reached a settlement of a dispute with Joe Paquette regarding his advance of $1.28 million to Royale in August 2016, exchange for a one year note convertible into Royale common stock, upon approval of the merger transaction.  In the settlement, Royale has agreed to pay $1.9 million to the investor, who in turn did not receive shares of New Royale common stock in respect of this investment, thus reducing the number of shares issued after the merger by 3.2 million shares.  In the settlement, Royale will also cancel a two year warrant issued to the investor to purchase 1,066,667 of Royale common stock at $0.80 per share.

The settlement agreement is attached as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Item 2.01.          Completion of Acquisition or Disposition of Assets

Completion of Merger

On March 1, 2018, New Royale, Royale and Matrix and its affiliates completed the previously announced Merger.  In the Merger, Royale was merged into a newly formed subsidiary of New Royale, and Matrix was merged into a second newly formed subsidiary of New Royale, pursuant to the Merger Agreement among Royale, New Royale, Royale Merger Sub, Matrix Merger Sub, and Matrix.  In the Merger:

•	Each issued and outstanding share of Royale’s common stock was converted into one share of common stock of New Royale (a total of 22,600,185 shares); and
•	Each issued and outstanding share of Matrix’s common stock was converted into 2,257 shares of common stock of New Royale (a total of 15,995,121 shares).

Certain provisions of the Merger Agreement and exchange agreements were waived by the parties in order to complete the merger.  Matrix waived the following conditions to its obligation to close the Merger Agreement:

i.
Delivery by Royale of evidence of the transfer of all of the assets related to the DWI business of Royale (including assets held in trust for its investors) pursuant to Section 8.04(b)(vii) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements;

ii.
Delivery of employment agreements executed by Parent and each of Jonathan Gregory, Donald Hosmer, Stephen Hosmer, Johnny Jordan, Joe Paquette and Jay Scheevel pursuant to Section 8.04(b)(ix) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements; and

iii.
Delivery to Matrix by Porter Hedges LLP of the PH Tax Opinion, pursuant to Section 8.03(f) of the Merger Agreement, the Preferred Exchange Agreement and the LP Exchange Agreements.  Instead, Matrix has delivered the Tax Opinion of Bob W. Dutton, Certified Public Accountant.

Royale waived the following conditions to its obligation to close the Merger Agreement:

i.
Delivery to Royale by the relevant Matrix Party of an incumbency certificate certifying the names and signatures of officers authorized to sign the Preferred Exchange Agreement on behalf of each Holder that is an entity, pursuant to Section 8.04(a)(ii) of the Preferred Exchange Agreement; and

ii.	Delivery to Royale by Matrix of the D&O Tail Policy (as defined in the Merger Agreement) required under Section 6.09 of the Merger Agreement; and

The parties mutually consented to the closing and completion of the Merger Agreement and related transactions without satisfaction of the conditions expressly identified above.  The waiver is attached as Exhibit 2.3 to this Current Report and is incorporated herein by reference.

Completion of Exchanges

As required by the Merger Agreement, New Royale also completed the exchanges with each of Matrix Entities as described in Item 1.01 – Exchange Agreements of this Report.  As a result, a total of 9,805,064 shares of New Royale’s common stock and 2,012,400 shares of Series B preferred stock were issued to the interest holders and shareholders of the Matrix Entities.

Immediately after the Merger and related transactions, at total of 48,400,370 shares of common stock of New Royale were issued and outstanding.

The common stock of New Royale will trade on the OTC QB market as the successor to Royale, using the symbol, ROYL.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01, Entry Into a Material Definitive Agreement – Consent of Matrix’s Secured Lender to Merger, New Royale has entered into the Consent, which is filed as an exhibit to this Current Report and incorporated herein by reference.  See Exhibits 10.6 and 10.7 to this Current Report, which are incorporated herein by reference.

Item 3.03.          Material Modification to Rights of Security Holders

See Item 5.03, Amendments to Articles of Incorporation or Bylaws; Change in Fiscal – Series B Preferred Stock, which is incorporated by reference in response to this Item 3.03.  See also, Exhibit 4.1 to this Current Report, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers, Election o f Directors; Appointment of Principal Officers

Pursuant to the Merger Agreement, the Board of Directors of New Royale consists of eight members.  Seven of the original members were designated in the Merger Agreement and an eighth member was expected to be designated by the Matrix shareholders.  One of the originally appointed directors resigned from the Board in January 2018, leaving two vacancies on the eight member Board.  To fill the two existing vacancies, the Board of New Royale has appointed two additional directors, both of whom are former shareholders and officers of Matrix pursuant to the power given to the Board by the company’s bylaws to fill vacancies on the Board.  The two newly appointed members are Jeffrey Kerns and Michael McCaskey.  The following table lists the names and ages and positions of the individuals who were appointed to serve as directors and executive officers of New Royale.

Name	Age	Positions Held

Harry E. Hosmer	86	Chairman of the Board
Jonathan Gregory	53	Chief Executive Officer and Director
Johnny Jordan	57	Chief Operating Officer and Director
Ronald B. Verdier	74	Director
Ronald L. Buck	80	Director
Rod Eson	66	Director
Jeffrey Kerns	60	Director
Michael McCaskey	63	Director
Stephen M. Hosmer	50	Chief Financial Officer and Secretary

The Board has determined that directors Ronald B. Verdier, Ronald L. Buck, Rod Eson, Jeffrey Kerns and Michael McCaskey qualify as independent directors.

The following summarizes the business experience of each director and executive officer for the past five years.

Harry E. Hosmer – Chairman of the Board

Harry E. Hosmer has served as chairman since Royale began in 1986, and from inception in 1986 until June 1995, he also served as president and chief executive officer.

Jonathan Gregory – Chief Executive Officer and Director

Mr. Gregory was appointed Royale’s chief executive officer on September 10, 2015.  Prior to becoming Royale’s CEO, Mr. Gregory, from March 2014 to July 2015, served as Chief Financial Officer and Chief Business Development Strategist for Americo Energy Resources, a private exploration and production company located in Houston, Texas. Prior to serving as CFO of Americo Energy, Mr. Gregory, from April 2012 to February 2014 was CFO of J&S Oil & Gas, LLC. From December 2004 to April 2012, Mr. Gregory was head of the energy lending group in Houston, Texas for Texas Capital Bank, N.A.  Mr. Gregory is a member of Houston Energy Finance Group; and ADAM Houston Energy Network. He is also a Co-Founder of Bread of Life, Inc., a non-profit organization committed to empowering homeless Houstonians; and a past director of Small Steps Nurturing Center, a non-profit Christian organization that provides early childhood education for economically at-risk children in the inner-city of Houston, Texas. Mr. Gregory graduated from Lamar University in 1986 with a Bachelor’s degree in Finance.

Johnny Jordan – Chief Operating Officer and Director

Mr. Jordan was appointed to the Board in January 2018.  He is a petroleum engineer with expertise in acquisitions, field economics and reserves analysis, bank negotiations, reservoir and field operations, and multi-team interaction. Mr. Jordan serves on the Board of Directors of Matrix. Mr. Jordan has been active in the oil and gas industry since 1980 beginning as a floor hand on a well service rig. He has held various staff and supervisory positions for Exxon, Mack Energy, Enron Oil and Gas and Venoco Corporation. He was the team leader of a multi-discipline team from 1992 to 1996 that added 455 BCF and 79 MMCFD through acquisitions (71 BCF) and field development (365 wells) in the Val Verde Basin in West Texas. Mr. Jordan has managed acquisition evaluations in many of the oil and gas producing basins in the US. He has coordinated field development for various recovery mechanisms that include waterflood, tertiary flood, water drive oil and gas reservoirs, and pressure depletion fields with gas cap expansion or gravity drainage. Mr. Jordan received a B.S. in Chemical Engineering from the University of Oklahoma in 1983 and is currently a member of the Society of Petroleum Engineers and the American Petroleum Institute.

Ronald B. Verdier – Director

Mr. Verdier was appointed to the Royale board in 2015.  Mr. Verdier is a retired banker who began his career in banking in 1968.  He served as an employee and officer of Mercantile Trust & Savings Bank, Quincy, Illinois, for thirty-three years, ending as Senior Vice President.  In 2002, Mr. Verdier retired from Mercantile Trust & Savings Bank and became President of Hannibal National Bank, Hannibal Missouri, where he served until his retirement in 2012.  Mr. Verdier is a graduate of the School of Banking at the University of Wisconsin, Madison, and of the School of Banking at the University of Oklahoma.  Based on his qualifications, the board of directors has designated Mr. Verdier as an audit committee financial expert.  The board has determined that he is an independent director as that term is defined by the rules of the NASDAQ Stock Market.

Ronald L. Buck – Director

Mr. Buck was elected to the Royale board in 2015.  Mr. Buck received a Bachelor of Science degree in Marketing and a Minor in Geology and Economics from Northwestern University.  After building his business into a large scale distribution company, he sold the company to his two sons in 1992.  Since his retirement in 1992, he has been in finance and managing family assets including oil and gas wells and oil gathering pipeline investments. For the past five years, he has actively managed two limited liability companies for his family which are involved in real estate, rental properties, leasing equipment, oil and gas properties and pipelines.  In this capacity, he also travels extensively to financial meetings and is a member of the National Association of Financial Advisors.  The board has determined that he is an independent director as that term is defined by the rules of the NASDAQ Stock Market.

Rod Eson – Director

Mr. Eson was appointed to the Board in January 2018..  He is the chief executive officer of Foothill Energy, LLC, a position he has held since he founded Foothill Energy in 2004.  Foothill owns and operates oil and gas properties in the central and northern valleys of California.  Mr. Eson has owned and operated oil and gas production companies as well as oilfield service companies since 1979.  From 2006 to 2014, he was chairman of the board of Enhanced Oil Resources, Inc.

Prior to forming Foothill Energy in June 2440, Mr. Eson was president and chief executive officer of Venoco, Inc., a California based independent oil and gas company he cofounded in 1992.  At the time of Mr. Eson’s sale of his interest in Venoco, it held assets in excess of $400 million in California, Texas, Mississippi, Colorado and Argentina with total production of 16,500 barrels of oil equivalent per day and total proved reserves of more than 80 million barrels of oil equivalent.

Mr. Eson is the former chairman of the board of the California Independent Petroleum Association and has been a member of the Society of Petroleum Engineers and American Petroleum Institute for more than three decades.  He is also a member of the Texas Independent Producers and Royalty Owners Association and a member of the board of directors of the Independent Petroleum Association of America.  He received a B.S. in Mechanical Engineering from California State Polytechnic University in Pomona, California.  He has published numerous technical papers on the subject of enhanced oil recovery.  The board has determined that he is an independent director as that term is defined by the rules of the NASDAQ Stock Market.

Michael McCaskey – Director

Mr. McCaskey currently serves as a Director and Vice President of Matrix Operator, and as a Director and the President of Matrix. He has been an employee of Matrix since 2001. He is a geologist with expertise in exploration and development assessment, reserve assessment, reservoir analysis, acquisition review, well site evaluations, bank relationships, community relationships, personnel hiring and team management. As a geologist, he has performed exploration and development evaluations in many of the oil and gas producing basins in the U.S., Europe and Africa. He has worked on over 250 well projects for Union Oil or California, Arco Exploration, Venoco and Matrix Oil Corporation in California, Texas, Rocky Mountain region, North Sea and West Africa. He has assisted in growth-phase hiring and management relative to building two small independent oil and gas companies. He has worked with the CA Regional Water Quality Board and the LA County Department of Public Works on assessment and remediation of oil facility sites in Los Angeles County. Mr. McCaskey has been active in the oil and gas industry since 1978 beginning as a Geologist with the U.S. Geological Survey. Mr. McCaskey graduated with a Bachelor’s Degree in Geology in 1978 from Texas A&M University and a Master’s Degree in Geology from Texas A&M University in 1981. He is currently a member of the American Association of Petroleum Geologists and the American Petroleum Institute.  The board has determined that he is an independent director as that term is defined by the rules of the NASDAQ Stock Market.

Jeffrey Kerns – Director

Mr. Kerns currently serves as a Director, Vice President, and the Secretary of both Matrix Operator and Matrix. He has been an employee of Matrix since 1999. He is a Petroleum Engineer with expertise in field operations, reservoir assessment, well design, field accounting and team management.  Mr. Kerns has managed capital budgets and performed reservoir surveillance for thermal recovery projects, waterfloods, depletion and gas drive reservoirs.  He has also supervised numerous well workovers.  Mr. Kerns has been active in oil and gas industry since 1978 beginning as a roughneck and roustabout.  He has held various staff and supervisory positions for Mobil Oil, Venoco Corp. and his own consulting firm. He was a member of a select group in 1989-90 that authored Mobil Oil’s billion dollar, billion-barrel heavy oil development strategy for the San Joaquin Basin of California that has performed beyond expectations.  Jeff graduated with a Petroleum Engineering degree from Stanford University in 1979, is a registered professional engineer and is a director of a local Rotary Club and a local Sanitary District.  The board has determined that he is an independent director as that term is defined by the rules of the NASDAQ Stock Market.

Stephen M. Hosmer –Chief Financial Officer and Secretary

Stephen M. Hosmer joined Royale as the management information systems manager in May 1988, responsible for developing and maintaining Royale’s computer software.  Mr. Hosmer developed programs and software systems used by Royale.  From 1991 to 1995, he served as president of Royale Operating Company, Royale’s operating subsidiary.  In 1995, he became chief financial officer of Royale.  In 1996, he was elected to the board of directors of Royale.  In 2003, he was elected executive vice president.  In October 2008, he became co-president and co-chief executive officer with primary responsibility for oil and gas exploration operations.  He currently serves on the board of Venture Expeditions (www.ventureexpeditions.org), a charitable organization based in Minneapolis MN and as an adjunct professor of Communication at Pt Loma Nazarene University. Stephen M. Hosmer is the son of Harry E. Hosmer and brother of Donald H. Hosmer.  Mr. Hosmer holds a Bachelor of Science degree in Business Administration from Oral Roberts University in Tulsa, Oklahoma, as well as earning his MBA degree via the President/Key Executive program at Pepperdine University in Malibu, California.

Item 5.03.          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Name Change

As contemplated in the Merger Agreement, an amendment to New Royale’s Certificate of Incorporation was filed with the Secretary of State of Delaware to change the name of New Royale (formerly Royale Energy Holdings, Inc.) to Royale Energy, Inc., and an amendment to the Articles of Incorporation of Royale was filed with the Secretary of State of California to change the name of Royale (formerly Royale Energy, Inc.), to Royale Energy Funds, Inc.  The amendments to New Royale’s Certificate of Incorporation and Royale’s Certificate of Incorporation are filed as exhibits to this Current Report and incorporated herein by reference.

Series B Preferred Stock

As contemplated in the agreement for exchange of preferred limited partnership interests  issued by Matrix Investments for shares of Series B Preferred Stock of New Royale, New Royale filed a Certificate of Designation of 3.5% Series B Convertible Preferred Stock with the Secretary of State of Delaware, which is files as Exhibit 4.1 to this Current Report and incorporated herein by reference.

The board of directors and senior management of Royale and Matrix have not changed as a result of the Merger. Royale and Matrix will each continue as separate, wholly owned subsidiaries of New Royale.

Item 8.01.          Other Events

On March 8, 2018, New Royale, Royale, and Matrix issued the press release regarding the merger transactions which is filed as Exhibit 99.1.

Item 9.01.          Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

The financial statements of the companies required by Item 2.01 of this Current Report will be filed by amendment to this Current Report no later than 71 calendar days after the date of this Current Report is required to be filed with the SEC.

(b)          Pro Forma Financial Information

The pro forma financial information required by Item 2.01 of this Current Report will be filed by amendment to this Current Report no later than 71 calendar days after the date of this Current Report is required to be filed with the SEC.

(d)          Exhibits

Exhibit No.	Description
2.1
Amended and Restated Agreement and Plan of Merger among Royale Energy, Inc., Royale Energy Holdings, Inc. Royale Merger Sub, Inc., Matrix Merger Sub, Inc., and Matrix Oil Management Corporation, filed as Exhibit 2.1, Annex A to the Form S-4/A of Royale Energy Holdings, Inc., filed July 21, 2017

2.2
Amendment No. 7 to the Amended and Restated Agreement and Plan of Merger among Royale Energy, Inc., the Company, Royale Merger Sub, Inc., Matrix Merger Sub, Inc., and Matrix Oil Management Corporation, filed as Exhibit 2.2 to the Form 8-A of Royale Energy Holdings, Inc. (Commission File No. 000-55912), filed March 8, 2018

2.3
Joint Waiver of Closing Conditions between Matrix Oil Management Corporation, on behalf of itself and as general partner of Matrix Investments, L.P., Matrix Permian Investments, LP, , Matrix Las Cienegas Limited Partnership, Matrix Oil Corporation, and all of the holders of preferred limited partnership interests of Matrix Investments (February 28, 2018), filed as Exhibit 2.6 to the Form 8-A of Royale Energy Holdings, Inc. (Commission File No. 000-55912), filed March 8, 2018

3.1*	Amendment to the Certificate of Incorporation of Royale Energy Holdings, Inc., filed with the Delaware Secretary of State, filed March 2, 2018
3.2*	Amendment to the Certificate of Incorporation of Royale Energy, Inc., a California corporation (March 7, 2018)
4.1
Royale Energy Holdings, Inc., Certificate of Designation of Series B 3.5% Redeemable Convertible Preferred Stock, filed with the Delaware Secretary of State on February 27, 2018, filed as Exhibit 2.5 to the Form 8-A of Royale Energy Holdings, Inc. (Commission File No. 000-55912), filed March 8, 2018

8.1*	Tax Opinion of Strasburger & Price, LLP
8.2*	Tax Opinion of Dutton, Harris & Company, CPAs, PLLC
10.1*	Agreement and Plan of Exchange between Royale Energy, Inc., Royale Energy Holdings, Inc., and the partners of Matrix Investments, LP (February 28, 2018)
10.2*	Agreement and Plan of Exchange between Royale Energy, Inc., Royale Energy Holdings, Inc., and the partners of Matrix Las Cienegas Limited Partnership (February 28, 2018)
10.3*	Agreement and Plan of Exchange between Royale Energy, Inc., Royale Energy Holdings, Inc., and the partners of Matrix Permian Investments, LP (February 28, 2018)
10.4*	Agreement and Plan of Exchange between Royale Energy, Inc., Royale Energy Holdings, Inc., Matrix Oil Corporation and the shareholders of Matrix Oil Corporation (February 28, 2018)
10.5*	Preferred Exchange Agreement between Royale Energy, Inc., Royale Energy Holdings, Inc., and the holders of the preferred limited partnership interests of Matrix Investments, LP (February 28, 2018)
10.6*
Consent To Merger, Joinder, Waiver And Fourth Amendment To Term Loan Agreement between Matrix Oil Corporation, Matrix Pipeline LP, Matrix Oil Management Corporation, Matrix Las Cienegas Limited Partnership, Matrix Investments, L.P., Matrix Permian Investments, LP, Matrix Royalty, LP, Royale Energy Holdings, Inc., Royale Energy, Inc., Arena Limited SPV, LLC, Arena Limited SPV, LLC, , and  Cargill Incorporated (February 28, 2018)

10.7*	Pledge Agreement by Royale Energy, Inc., in favor of Arena Limited SPV, LLC (February 28, 2018)
10.8*	Settlement Agreement and Release between Joseph Henry Paquette TR FBO OVE, Inc Profit Sharing Plan FBO Joseph Paquette and Royale Energy, Inc. (February 28, 2018)
23.1*	Consent of Strasburger & Price, LLP
23.2*	Consent of Dutton, Harris & Company, CPAs, PLLC, included in Exhibit 8.2
99.1*	Press Release

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: March 9, 2018	By:	/s/ Jonathan Gregory
	Name:	Jonathan Gregory
	Title:	Chief Executive Officer